Exhibit 99.1

News Release

For immediate release

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihsmarkit.com	eric.boyer@ihsmarkit.com

IHS Markit Reports Second Quarter 2018 Results

LONDON (June 26, 2018) - IHS Markit (Nasdaq: INFO), a world leader in critical information, analytics and solutions, today reported results for the second quarter ended May 31, 2018.

•	Revenue of $1.008 billion, including total revenue growth of 11 percent and total organic revenue growth of 8 percent

•	Net income of $114 million and diluted earnings per share (EPS) of $0.28

•	Adjusted EBITDA of $398 million and Adjusted earnings per diluted share (Adjusted EPS) of $0.61

•	Cash flow from operations of $383 million and free cash flow of $323 million

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Second Quarter and Year-to-Date 2018 Financial Performance

	Three months ended May 31,		Change		Six months ended May 31,		Change
(in millions, except percentages and per share data)	2018	2017	$	%	2018	2017	$	%
Revenue	$1,008.3	$906.1	$102.2	11%	$1,940.4	$1,750.3	$190.1	11%

Net income attributable to IHS Markit*	$114.7	$99.3	$15.4	16%	$356.0	$165.3	$190.7	115%
Adjusted EBITDA	$398.1	$352.9	$45.2	13%	$757.4	$673.1	$84.3	13%

GAAP EPS	$0.28	$0.24	$0.04	17%	$0.87	$0.39	$0.48	123%
Adjusted EPS	$0.61	$0.52	$0.09	17%	$1.14	$0.97	$0.17	18%

Cash flow from operations	$382.7	$200.6	$182.1	91%	$585.6	$451.3	$134.3	30%
Free cash flow	$323.2	$141.8	$181.4	128%	$470.9	$320.8	$150.1	47%

* Net income attributable to IHS Markit for the six months ended May 31, 2018 includes a one-time tax benefit associated with U.S. tax reform estimated at approximately $136 million.

“We reported our strongest organic revenue growth quarter since the merger while delivering solid margin expansion and earnings growth,” said Lance Uggla, chairman and chief executive officer at IHS Markit. “We also continue to make the appropriate level of strategic investments to position us well into the future.”

“Q2 organic revenue growth was broad-based across IHS Markit,” said Todd Hyatt, chief financial officer at IHS Markit.

Second Quarter 2018 Revenue Performance

Second quarter 2018 revenue increased 11 percent compared to the second quarter of 2017. The following table provides additional revenue information by transaction type.

	Three months ended May 31,		Percent change
(in millions, except percentages)	2018	2017	Total	Organic
Recurring fixed	$698.1	$630.6	11%	6%
Recurring variable	125.9	116.0	9%	6%
Non-recurring	184.3	159.5	16%	15%
Total revenue	$1,008.3	$906.1	11%	8%

The components of revenue growth are described below by segment and in total.

	Change in revenue
	Second quarter 2018 vs. second quarter 2017
(All amounts represent percentage points)	Organic	Acquisitive	Foreign Currency	Total
Resources	5%	—%	1%	6%
Transportation	14%	7%	2%	22%
Consolidated Markets & Solutions	4%	1%	2%	6%
Financial Services	7%	—%	2%	9%
Total	8%	2%	2%	11%

Second Quarter 2018 Operating Performance

Segment results were as follows (additional segment information is included later in this release):

•
Resources. Second quarter revenue for Resources increased $13 million, or 6 percent, to $237 million, with recurring revenue increasing 3 percent organically. Second quarter Adjusted EBITDA for Resources increased $1 million, or 1 percent, to $101 million.

•
Transportation. Second quarter revenue for Transportation increased $54 million, or 22 percent, to $296 million, and included 12 percent organic growth for the recurring-based business. Second quarter Adjusted EBITDA for Transportation increased $27 million, or 27 percent, to $125 million.

•
Consolidated Markets & Solutions (CMS). Second quarter revenue for CMS increased $8 million, or 6 percent, to $139 million, and had 3 percent organic growth for the recurring-based business. Second quarter Adjusted EBITDA for CMS decreased $2 million, or 6 percent, to $30 million.

•
Financial Services. Second quarter revenue for Financial Services increased $27 million, or 9 percent, to $336 million, and included 7 percent total organic growth. Second quarter Adjusted EBITDA for Financial Services increased $17 million, or 12 percent, to $156 million.

Outlook (forward-looking statement)

For the year ending November 30, 2018, IHS Markit now expects:

•	Revenue in a range of $3.85 billion to $3.90 billion, including total organic growth of 5 percent to 6 percent;

•	Adjusted EBITDA at the upper end of the range of $1.500 billion to $1.525 billion; and

•	Adjusted EPS in a range of $2.23 to $2.27 per diluted share.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS Markit will hold a conference call to discuss second quarter 2018 results on June 26, 2018, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the Investor Relations section of the company’s website: investor.ihsmarkit.com. A replay of the earnings webcast will be available approximately two hours after the conclusion of the live event. The webcast recording will be available for one year on the Investor Relations section of the company’s website.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow are provided within the schedules attached to this release.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. This communication also includes certain forward-looking non-GAAP financial measures. IHS Markit is unable to present a reconciliation of this forward-looking non-GAAP financial information because management cannot reliably predict all of the necessary components of such measures. Accordingly, investors are cautioned not to place undue reliance on this information.

Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to IHS Markit, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as an analytical tool. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, results of operations as determined in accordance with GAAP.

Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “see,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” “would,” “could,” “target,” similar expressions, and variations or negatives of these words and the use of future tense. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, estimates and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. A detailed discussion of some of the risks and uncertainties that could cause our actual results and financial condition to differ materially from the forward-looking statements is described under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Any forward-looking statement made by us in this communication is based only on information currently available to us and speaks only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings at www.sec.gov or www.ihsmarkit.com.

About IHS Markit (www.ihsmarkit.com)
IHS Markit (Nasdaq: INFO) is a world leader in critical information, analytics and solutions for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS

Markit has more than 50,000 business and government customers, including 80 percent of the Fortune Global 500 and the world’s leading financial institutions. Headquartered in London, IHS Markit is committed to sustainable, profitable growth.
IHS Markit is a registered trademark of IHS Markit Ltd and/or its affiliates. All other company and product names may be trademarks of their respective owners © 2018 IHS Markit Ltd. All rights reserved.

IHS MARKIT LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of May 31, 2018	As of November 30, 2017
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$159.0	$133.8
Accounts receivable, net	704.2	693.5
Income tax receivable	29.9	31.9
Deferred subscription costs	77.6	62.8
Assets held for sale	1,151.2	—
Other current assets	85.2	93.0
Total current assets	2,207.1	1,015.0
Non-current assets:
Property and equipment, net	508.9	531.3
Intangible assets, net	3,544.8	4,188.3
Goodwill	8,142.1	8,778.5
Deferred income taxes	11.1	7.1
Other	51.8	34.2
Total non-current assets	12,258.7	13,539.4
Total assets	$14,465.8	$14,554.4
Liabilities and equity
Current liabilities:
Short-term debt	$105.8	$576.0
Accounts payable	42.1	53.4
Accrued compensation	95.2	157.4
Other accrued expenses	347.1	323.0
Income tax payable	13.0	5.5
Deferred revenue	872.0	790.8
Liabilities held for sale	86.5	—
Total current liabilities	1,561.7	1,906.1
Long-term debt, net	4,353.7	3,617.3
Accrued pension and postretirement liability	30.9	31.8
Deferred income taxes	594.4	869.8
Other liabilities	148.5	105.9
Commitments and contingencies
Redeemable noncontrolling interests	7.9	19.1
Shareholders' equity	7,768.7	8,004.4
Total liabilities and equity	$14,465.8	$14,554.4

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended May 31,		Six months ended May 31,
	2018	2017	2018	2017
Revenue	$1,008.3	$906.1	$1,940.4	$1,750.3
Operating expenses:
Cost of revenue	368.4	337.7	711.3	664.7
Selling, general and administrative	299.2	274.2	589.5	542.2
Depreciation and amortization	131.0	122.8	261.6	243.6
Restructuring charges	—	(0.5)	—	(0.7)
Acquisition-related costs	25.8	30.4	52.8	62.0
Net periodic pension and postretirement expense	0.3	0.4	0.5	0.8
Other expense, net	3.0	4.3	4.4	5.2
Total operating expenses	827.7	769.3	1,620.1	1,517.8
Operating income	180.6	136.8	320.3	232.5
Interest income	0.9	0.6	1.6	1.1
Interest expense	(55.3)	(37.7)	(101.6)	(69.5)
Non-operating expense, net	(54.4)	(37.1)	(100.0)	(68.4)
Income from continuing operations before income taxes and equity in loss of equity method investee	126.2	99.7	220.3	164.1
Benefit (provision) for income taxes	(12.0)	1.0	134.6	4.6
Equity in loss of equity method investee	—	(1.9)	—	(3.9)
Net income	114.2	98.8	354.9	164.8
Net loss attributable to noncontrolling interest	0.5	0.5	1.1	0.5
Net income attributable to IHS Markit Ltd.	$114.7	$99.3	$356.0	$165.3

Basic earnings per share attributable to IHS Markit Ltd.	$0.29	$0.25	$0.90	$0.41
Weighted average shares used in computing basic earnings per share	391.8	399.7	394.9	403.0

Diluted earnings per share attributable to IHS Markit Ltd.	$0.28	$0.24	$0.87	$0.39
Weighted average shares used in computing diluted earnings per share	403.6	415.6	407.9	418.9

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six months ended May 31,
	2018	2017
Operating activities:
Net income	$354.9	$164.8
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	261.6	243.6
Stock-based compensation expense	119.6	139.8
Net periodic pension and postretirement expense	0.5	0.8
Undistributed earnings of affiliates, net	—	0.6
Pension and postretirement contributions	(1.3)	(1.3)
Deferred income taxes	(184.2)	(22.5)
Change in assets and liabilities:
Accounts receivable, net	(47.7)	(10.4)
Other current assets	(16.7)	(41.4)
Accounts payable	(10.5)	(13.8)
Accrued expenses	(38.8)	(96.1)
Income tax	18.1	(11.0)
Deferred revenue	91.0	94.0
Other liabilities	39.1	4.2
Net cash provided by operating activities	585.6	451.3
Investing activities:
Capital expenditures on property and equipment	(114.7)	(130.5)
Acquisitions of businesses, net of cash acquired	(8.8)	—
Change in other assets	(7.9)	(0.3)
Settlements of forward contracts	(2.0)	9.0
Net cash used in investing activities	(133.4)	(121.8)
Financing activities:
Proceeds from borrowings	1,427.6	1,790.0
Repayment of borrowings	(1,159.9)	(1,185.2)
Payment of debt issuance costs	(14.6)	(9.5)
Payments for purchase of noncontrolling interests	(7.7)	—
Repurchases of common shares	(672.5)	(1,005.7)
Proceeds from the exercise of employee stock options	111.9	187.5
Payments related to tax withholding for stock-based compensation	(79.1)	(70.3)
Net cash used in financing activities	(394.3)	(293.2)
Foreign exchange impact on cash balance	(32.7)	(12.7)
Net increase in cash and cash equivalents	25.2	23.6
Cash and cash equivalents at the beginning of the period	133.8	138.9
Cash and cash equivalents at the end of the period	$159.0	$162.5

IHS MARKIT LTD.
SUPPLEMENTAL REVENUE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended May 31,		Percent change		Six months ended May 31,		Percent change
	2018	2017	Total	Organic	2018	2017	Total	Organic
Recurring revenue:
Resources	$183.3	$176.8	4%	3%	$366.7	$353.6	4%	3%
Transportation	206.5	167.1	24%	12%	405.2	327.9	24%	11%
CMS	119.8	113.7	5%	3%	238.7	225.3	6%	3%
Financial Services - fixed	188.5	173.0	9%	7%	370.8	340.9	9%	7%
Total recurring fixed revenue	$698.1	$630.6	11%	6%	$1,381.4	$1,247.7	11%	6%
Financial Services - variable	125.9	116.0	9%	6%	243.0	222.4	9%	7%
Total recurring revenue	$824.0	$746.6	10%	6%	$1,624.4	$1,470.1	10%	6%

Non-recurring revenue:
Resources	$53.7	$47.0	14%	14%	$75.6	$67.1	13%	12%
Transportation	89.8	75.2	19%	19%	160.7	139.3	15%	15%
CMS	19.1	16.9	13%	10%	37.8	31.8	19%	15%
Financial Services	21.7	20.4	6%	4%	41.9	42.0	—%	(3)%
Total non-recurring revenue	$184.3	$159.5	16%	15%	$316.0	$280.2	13%	12%

Total revenue (segment):
Resources	$237.0	$223.8	6%	5%	$442.3	$420.7	5%	4%
Transportation	296.3	242.3	22%	14%	565.9	467.2	21%	12%
CMS	138.9	130.6	6%	4%	276.5	257.1	8%	5%
Financial Services	336.1	309.4	9%	7%	655.7	605.3	8%	6%
Total revenue	$1,008.3	$906.1	11%	8%	$1,940.4	$1,750.3	11%	7%

IHS MARKIT LTD.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASURES TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended May 31,		Six months ended May 31,
	2018	2017	2018	2017
Net income attributable to IHS Markit Ltd.	$114.7	$99.3	$356.0	$165.3
Interest income	(0.9)	(0.6)	(1.6)	(1.1)
Interest expense	55.3	37.7	101.6	69.5
Provision (benefit) for income taxes	12.0	(1.0)	(134.6)	(4.6)
Depreciation	42.4	39.1	84.0	75.2
Amortization related to acquired intangible assets	88.6	83.7	177.6	168.4
EBITDA (1)(6)	$312.1	$258.2	$583.0	$472.7
Stock-based compensation expense	57.7	64.6	119.6	139.8
Restructuring charges	—	(0.5)	—	(0.7)
Acquisition-related costs	15.1	30.4	27.2	62.0
Acquisition-related performance compensation	10.7	—	25.6	—
Loss on debt extinguishment	3.0	—	3.0	—
Share of joint venture results not attributable to Adjusted EBITDA	—	(0.4)	—	(0.8)
Adjusted EBITDA attributable to noncontrolling interest	(0.5)	0.6	(1.0)	0.1
Adjusted EBITDA (2)(6)	$398.1	$352.9	$757.4	$673.1

	Three months ended May 31,		Six months ended May 31,
	2018	2017	2018	2017
Net income attributable to IHS Markit Ltd.	$114.7	$99.3	$356.0	$165.3
Stock-based compensation expense	57.7	64.6	119.6	139.8
Amortization related to acquired intangible assets	88.6	83.7	177.6	168.4
Restructuring charges	—	(0.5)	—	(0.7)
Acquisition-related costs	15.1	30.4	27.2	62.0
Acquisition-related performance compensation	10.7	—	25.6	—
Acquisition financing fees	4.6	—	4.6	—
Loss on debt extinguishment	3.0	—	3.0	—
Income tax effect of above adjustments*	(47.1)	(61.6)	(247.2)	(127.0)
Adjusted earnings attributable to noncontrolling interest	(0.3)	(0.5)	(0.8)	(0.9)
Adjusted net income (3)	$247.0	$215.4	$465.6	$406.9
Adjusted EPS (4)(6)	$0.61	$0.52	$1.14	$0.97
Weighted average shares used in computing Adjusted EPS	403.6	415.6	407.9	418.9

* Income tax effect for the six months ended May 31, 2018 includes a one-time tax benefit associated with U.S. tax reform estimated at approximately $136 million.

	Three months ended May 31,		Six months ended May 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$382.7	$200.6	$585.6	$451.3
Capital expenditures on property and equipment	(59.5)	(58.8)	(114.7)	(130.5)
Free cash flow (5)(6)	$323.2	$141.8	$470.9	$320.8

IHS MARKIT LTD.
SUPPLEMENTAL SEGMENT OPERATING PROFIT MEASURE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended May 31,		Six months ended May 31,
	2018	2017	2018	2017
Adjusted EBITDA by segment:
Resources	$100.5	$99.7	$185.4	$179.7
Transportation	124.7	98.2	234.4	188.0
CMS	29.9	31.7	61.7	60.3
Financial Services	155.8	138.8	301.2	268.0
Shared services	(12.8)	(15.5)	(25.3)	(22.9)
Total Adjusted EBITDA	$398.1	$352.9	$757.4	$673.1

Adjusted EBITDA margin by segment:
Resources	42.4%	44.5%	41.9%	42.7%
Transportation	42.1%	40.5%	41.4%	40.2%
CMS	21.5%	24.3%	22.3%	23.5%
Financial Services	46.4%	44.9%	45.9%	44.3%
Total Adjusted EBITDA margin	39.5%	38.9%	39.0%	38.5%

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation, and amortization.

(2)
Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs and performance compensation, exceptional litigation, net other gains and losses, pension mark-to-market and settlement expense, the impact of joint ventures and noncontrolling interests, and discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)
Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs and performance compensation, acquisition financing fees, net other gains and losses, pension mark-to-market and settlement expense, the impact of noncontrolling interests, and discontinued operations, all net of the related tax effects).

(4)	Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.

(5)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

(6)
EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreements.